Exhibit (e)(18)

FIFTEENTH AMENDMENT TO

NOVATED ETF DISTRIBUTION AGREEMENT

This fifteenth amendment (this “Amendment”) to the novated ETF distribution agreement dated as of September 30, 2021 (the “Agreement”), is made by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) and is effective on June 25, 2026.

WHEREAS, ACA Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement; and,

WHEREAS, the Parties wish to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	All references in the Agreement to the address of the Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

4.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Richard Malinowski	By:	/s/ Teresa Cowan
Name:	Richard Malinowski	Name:	Teresa Cowan
Title:	President	Title:	President

Date: June 26th 2026		Date: 6.26.26

ETFDISTRIBUTIONAGREEMENT

EXHIBIT A

Effective as of June 25, 2026

FUNDS

Saba Closed-End Funds ETF

Qraft AI-Enhanced U.S. Large Cap ETF

Qraft AI-Enhanced U.S. LargeCap Momentum ETF

ETC Cabana Target Beta ETF (f/k/a Cabana Target Beta ETF) (f/k/a Cabana Target Drawdown 7 ETF)

ETC Cabana Target Drawdown 10 ETF (f/k/a Cabana Target Drawdown 10 ETF)

ETC Cabana Target Leading Sector Moderate ETF (f/k/a Cabana Target Leading Sector Moderate ETF)

LG Qraft AI-Powered U.S. Large Cap Core ETF

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Long Pond Real Estate Select ETF

Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PLUS Korea Defense Industry Index ETF

Bancreek Global Select ETF

ARMOR Core Risk-Managed ETF

Climate Global – Climate Resilient REIT Index ETF

xETFs NVDA Daily Income ETF

xETFs TSLA Daily Income ETF

xETFs MSTR Daily Income ETF

xETFs BMNR Daily Income ETF

xETFs HOOD Daily Income ETF

xETFs PLTR Daily Income ETF

xETFs COIN Daily Income ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

PLUS Korea Manufacturing Core Alliance Index ETF

Billionaires Club ETF

Integrity Dividend Harvest ETF

Skylar Electricity Futures ETF

ARIA Opportunities ETF

xETFs U.S. Large Cap Upside Boost ETF

xETFs OpenAI Upside Boost ETF

xETFs Anthropic Upside Boost ETF

xETFs NVDA Upside Boost ETF

xETFs TSLA Upside Boost ETF

xETFs SpaceX Upside Boost ETF